Exhibit 5.1

Campbell Mithun Tower
222 South Ninth Street
Suite 2000
Minneapolis, MN 55402-3338

Tel (612) 607-7000 Fax (612) 607-7100

www.foxrothschild.com

October 30, 2020

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

Ladies and Gentlemen:

We have acted as counsel to Xtant Medical Holdings, Inc. (the “Company”) in connection with the proposed registration by the Company of 14,018,690 shares (the “Shares”) of its common stock, par value $0.000001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2020, under the Securities Act of 1933, as amended (the “Act”), as amended on the date hereof (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), issuable upon exercise of non-transferable rights (the “Rights”) to be distributed to holders of record of the Company’s Common Stock as described in the prospectus (the “Prospectus”) forming part of the Registration Statement.

In connection with this opinion, we have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, as currently in effect, resolutions adopted by the Board of Directors of the Company pertaining to the approval of the issuance of the Rights and the sale of the Shares, and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

October 30, 2020

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Rights have been duly authorized, and when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Shares have been duly authorized, and when issued and delivered against payment therefore upon due exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinion as to the validity, binding effect and enforceability of provisions in the Rights relating to the choice of forum for resolving disputes.

This opinion letter has been prepared for your use in connection with the issuance of the Rights and the Shares. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

October 30, 2020

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP